Exhibit 99.1

NEWHOLD INVESTMENT CORP II
PRO FORMA BALANCE SHEET

(dollar amounts rounded to thousands)

	As of October 25, 2021	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS		(unaudited)		(unaudited)
Current assets:
Cash	$2,914,000	$(398,000)	b	$2,914,000
		398,000	c
Prepaid expenses	747,000	-		747,000
Total current assets	3,661,000	-		3,661,000
Non-current asset - Cash and investments held in Trust Account	176,750,000	19,900,000	a
		199,000	b	196,849,000
Total Assets	$180,411,000	$20,099,000		$200,510,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$830,000	-		$830,000
Accrued liabilities	35,000	-		35,000

Total current liabilities	865,000	-		865,000
Other liabilities:
Other liabilities - Deferred underwriting compensation	6,125,000	697,000	c	6,822,000
Total liabilities	6,990,000	697,000		7,687,000
Class A common stock subject to possible redemption; 17,500,000 shares and 19,490,000 shares as adjusted (at redemption value of $10.10 per share)	176,750,000	19,900,000	a
		597,000	b
		(697,000)	b
		(398,000)	c
		697,000	d	196,849,000
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-		-
Class A common stock, $0.0001 par value, 45,000,000 authorized shares, -0- shares issued and outstanding and -0- shares as adjusted (excluding 17,500,000 shares, and 19,490,000 shares as adjusted, subject to possible redemption)	-	-		-
Class B common stock, $0.0001 par value, 6,000,000 authorized shares, 5,031,250 shares issued, and outstanding, actual and as adjusted(1)	1,000	-		1,000
Additional paid-in-capital	-	-
		-		-
Accumulated deficit	(3,330,000)	(697,000)	d	(4,027,000)

Total stockholders’ (deficit)	(3,329,000)	(697,000)		(4,026,000)
Total liabilities and stockholders’ (deficit)	$180,411,000	$20,099,000		200,510,000

(1)	Includes an aggregate of 656,250 and 158,750 shares of Class B common stock held by the Sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

See accompanying note to pro forma balance sheet

NEWHOLD INVESTMENT CORP II

NOTE TO PRO FORMA BALANCE SHEET

(unaudited, and dollar amounts rounded to thousands)

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Newhold Investment Corp II (the “Company”) as of October 25, 2021, adjusted for the October 29, 2021 closing of the underwriters’ over-allotment option.

On October 29, 2021 the Company closed the underwriters’ over-allotment option of 1,990,000 units (a partial exercise), increasing the aggregate gross proceeds to the Company from its initial public offering by approximately $19,900,000 to approximately $194,900,000. The partial exercise of the underwriters’ over-allotment option resulted in an additional cash underwriting fee of approximately $398,000 and an additional deferred underwriting fee of approximately $697,000. Because only a portion of the underwriters’ over-allotment option was exercised (and assuming, no further exercise of the underwriters’ over-allotment option), then 158,750 Founders Shares would be forfeited by the Sponsor. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entry	Debit	Credit
a.	Cash held in Trust Account	19,900,000
	Class A common stock subject to redemption		19,900,000
	To record the sale of 1,990,000 units at $10.00 and the deposit of $10.00 per share in the trust account

b.	Cash	398,000
	Cash in Trust Account	199,000
	Class A common stock subject to redemption		597,000
	To record PPW sale proceeds for additional private warrants and PPW to fund $199,000 additional funding of Trust and $398,000 cash underwriting fee.

c.	Class A common stock subject to redemption	398,000
	Class A common stock subject to redemption	697,000
	Cash		398,000
	Deferred underwriting fee		697,000
	To record additional cash and deferred underwriting fees associated with over-allotment option exercise

d.	Accumulated deficit	697,000
	Class A common stock subject to redemption		697,000
	To correctly state Class A common stock subject to redemption and additional paid-in-capital

No entry is shown for the forfeiture of 158,750 Founder Shares as the number of shares ultimately forfeited is not known until the over-allotment period has expired and further the dollar amount is below the rounded amounts being presented.